Exhibit 16.1

September 17, 2009

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by First Place Financial Corp. in Item 4.01(a) of Form 8-K/A which we understand will be filed with the Securities and Exchange Commission on September 17, 2009. We agree with the statements concerning us (our Firm) included in Item 4.01(a).

/s/ Crowe Horwath LLP

Crowe Horwath LLP
Cleveland, Ohio

cc:	Mr. Bob Grace
Audit Committee Chairman
First Place Financial Corp.